United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

GENTIVA HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-15669	36-4335801
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400 Atlanta, GA 30339-3314
(Address of principal executive offices, including zip code)

(770) 951-6450
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On September 3, 2009, the Board of Directors (the “Board”) of Gentiva Health Services, Inc. (“Gentiva”) appointed Robert S. Forman, Jr., Philip R. Lochner, Jr. and Sheldon M. Retchin, M.D. as directors. With the appointment of these three individuals, each of whom has been determined by the Board to be independent, Gentiva has regained compliance with the requirement set forth in Nasdaq Listing Rule 5605(b)(1) that its Board have a majority of independent directors.

Mr. Forman has been named to serve on the Board’s Audit Committee, Mr. Lochner will serve on the Board’s Compensation, Corporate Governance and Nominating Committee and Dr. Retchin will serve on the Board’s Clinical Quality Committee.

There are no arrangements or understandings between any of Messrs. Forman, Lochner or Retchin and any other person pursuant to which any of them were elected to the Board. Furthermore, none of Messrs. Forman, Lochner or Retchin are currently engaged, and have not been engaged since the beginning of the last fiscal year, in any related transactions with Gentiva within the meaning of Section 404(a) of Regulation S-K.

As directors of Gentiva, each of Messrs. Forman, Lochner and Retchin will receive compensation as a non-employee director in accordance with Gentiva’s non-employee director compensation practices described in Gentiva’s Annual Proxy Statement filed with the Securities and Exchange Commission on April 17, 2009.

(e)       On September 3, 2009, Gentiva entered into amendments to the existing employment agreement and change of control agreement (the “Amendments”) with Ronald A. Malone, the executive Chairman of Gentiva, to generally extend the terms of each agreement by one additional year.

The amendment to Mr. Malone’s employment agreement (the “Employment Agreement Amendment”) provides that Mr. Malone will continue to serve as executive Chairman of Gentiva until December 31, 2010. The Employment Agreement Amendment further provides that Mr. Malone will not be entitled to an annual bonus in 2010. As a result, if Mr. Malone’s employment as executive Chairman were to be terminated by Gentiva without “cause” or by Mr. Malone for “good reason” (each as defined in Mr. Malone’s employment agreement) during 2010, his severance payment would not include an amount related to his target annual bonus. Further, the Employment Agreement Amendment extends by one additional year the periods set forth in Mr. Malone’s employment agreement during which he may exercise his equity compensation awards.

The amendment to Mr. Malone’s change in control agreement (the “Change in Control Amendment”) modifies the calculation of his severance payment if his employment were terminated by Gentiva without cause or by Mr. Malone for good reason following a change in control (as defined in Mr. Malone’s change in control agreement). The modification to the severance payment is only applicable if a change in control occurs in 2010. As originally stated in Mr. Malone’s existing change in control agreement, his severance payment was equal to two and one half times the sum of (i) his annual base salary in effect on the date his employment is terminated or the date of the change in control (whichever is higher), and (ii) his target annual bonus during the year his employment is terminated or the year of the change in control (whichever is higher). The Change in Control Amendment now provides that in lieu of a payment equal to two and one half times Mr. Malone’s target annual bonus, he will be entitled to a payment equal to the pro-rata portion of his annual base salary through the remainder of the employment period, but not to exceed six months. Additionally, the Change in Control Amendment provides that a diminution in Mr. Malone’s incentive compensation in 2010 does not constitute “good reason” for termination of employment by Mr. Malone.

Copies of each of the Amendments are attached hereto as Exhibits 10.1 and 10.2 and the descriptions set forth herein are qualified in their entirety by reference to such Amendments.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated as of September 3, 2009 between Gentiva Health Services, Inc. and Ronald A. Malone.
10.2	Amendment to Change in Control Agreement dated as of September 3, 2009 between Gentiva Health Services, Inc. and Ronald A. Malone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC. (Registrant)

Date: September 3, 2009	/s/ Stephen B. Paige
Stephen B. Paige
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Employment Agreement dated as of September 3, 2009 between Gentiva Health Services, Inc. and Ronald A. Malone.
10.2	Amendment to Change in Control Agreement dated as of September 3, 2009 between Gentiva Health Services, Inc. and Ronald A. Malone.

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